ENVIRODYNE INDUSTRIES, INC.
                       701 HARGER ROAD, SUITE 190
                        OAK BROOK, ILLINOIS 60523


                                   July 2, 1998


TO: BT Commercial Corporation,      Holders of the First Priority Senior
    as Collateral Agent under            Secured Notes due 2000
    the Intercreditor Agreement          CUSIP No. 294037 AJ5
    referred to below                    CUSIP No. 294037 AK2
    233 South Wacker Drive
    Chicago, Illinois 60606

and

   The First Priority Notes Indenture Trustee,
   The Requisite First Priority Noteholders, the
   Majority Noteholders, the LC Agent, the
   LC Lender, the Revolving Lender, and the
   Requisite Working Capital Lenders, as
   defined in the Intercreditor Agreement
   referred to below or as otherwise
   defined below

Re:  Proposed Disposition of Clear Shield National, Inc.
     --------------------------------------------------

Ladies and Gentlemen:

     Envirodyne Industries, Inc. (the "Company") hereby solicits (the "Solicitation"), by this letter ("Consent"), consent from (i) the holders (the "Holders") of First Priority Senior Secured Notes due 2000 (the "Notes") of the Company issued pursuant to an Indenture (the "Indenture"), dated as of June 20, 1995 and amended as of October 13, 1995 and on September 2, 1997, between the Company and State Street Bank and Trust Company of Connecticut, N.A. (formerly Fleet National Bank Connecticut and previously Shawmut Bank Connecticut, National Association), as trustee (the "Trustee"), to the Company's entering into a transaction more fully described below (the "Transaction") and the use of proceeds of the Transaction and (ii) the lenders identified in the Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of June 1, 1998, among the Company, the lenders identified therein (the "Lenders," and collectively with the Holders, the "Creditors") and BT Commercial Corporation, as Agent, to the Company's entering into the Transaction and the use of proceeds of the Transaction.


     The Company hereby simultaneously solicits, by this same Solicitation and Consent, consent from (i) the Holders to certain amendments to, and waivers under, the Indenture and (ii) the Lenders to certain amendments to, and waivers under, the Credit Agreement.
     THIS SOLICITATION COMMENCES ON JULY 2, 1998 AND WILL EXPIRE AT 5:00 P.M., CHICAGO TIME, ON JULY 15, 1998 (THE "SOLICITATION PERIOD") UNLESS OTHERWISE EXTENDED BY THE COMPANY. THE COMPANY RESERVES THE RIGHT TO EXTEND THE SOLICITATION AT ANY TIME AND FROM TIME TO TIME, WHETHER OR NOT EXECUTED COUNTERPARTS TO THIS CONSENT HAVE BEEN RECEIVED, BY WRITTEN NOTICE TO THE CREDITORS OR BY PRESS RELEASE OR OTHER PUBLIC ANNOUNCEMENT. IN ADDITION, THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, SUBJECT TO APPLICABLE LAW, TO TERMINATE THIS SOLICITATION, BY WRITTEN NOTICE TO THE CREDITORS OR BY PRESS RELEASE OR OTHER PUBLIC ANNOUNCEMENT, UPON FAILURE TO RECEIVE THE NECESSARY EXECUTED COUNTERPARTS TO THIS CONSENT.

        SUMMARY OF PROPOSED TRANSACTION AND RESTRICTIONS

     Reference is hereby made to that certain Intercreditor and Collateral Agency Agreement, dated as of June 20, 1995 (as may have been heretofore amended or modified, "Intercreditor Agreement"), among BT Commercial Corporation, in its capacities as "LC Agent," "LC Lender," "Collateral Agent" and "Revolving Lender" thereunder, and the Trustee. Undefined capitalized terms which are used in this letter shall have the meanings ascribed to such terms in the Intercreditor Agreement.

     The Company has proposed to enter into a stock purchase agreement (the "Sale Agreement") pursuant to which the Company will sell all of the issued and outstanding capital stock of Clear Shield National, Inc., a California corporation ("Clear Shield"), to an unrelated third party for cash consideration of $140,000,000, all of which would be payable to the Company at the closing of such transaction subject to any purchase price adjustments as provided in such Sale Agreement (the "Clear Shield Sale"). The execution and delivery by the Company of the Sale Agreement and the consummation of the Clear Shield Sale have been duly authorized by a resolution of the Company's Board of Directors, subject to the effectiveness of the waivers, approvals and authorizations set forth in this letter. The Company intends to consummate the sale of Clear Shield as soon as practicable following receipt of consents from the Lenders under the Credit Agreement and Holders of a majority in aggregate principal amount of the Notes. Of the $140,000,000 that the Company expects to receive at the closing of the Clear Shield Sale, the Company anticipates that its expenses, state and local taxes and Federal alternative minimum taxes will equal approximately $7,000,000. The remaining proceeds (approximately $133,000,000) will be used to make a pro rata payment under the Credit Agreement and a pro rata redemption of the outstanding Notes (such payments are collectively referred to herein as the "Use of Proceeds"). The calculation of the pro rata amounts for the Use of Proceeds shall be made as of the closing date of the Clear Shield Sale, although the Company will not redeem the Notes until the Transfer Redemption Date (the next business day following the 30th day after the closing date of the Clear Shield Sale, as defined in the Indenture). Upon receipt of the consideration for the Clear Shield Sale, the Company intends to make a payment to BT Commercial Corporation of $30,000,000 (the current amount outstanding under the Credit Agreement) or such lesser amount then outstanding under the Credit Agreement and will invest the remaining net proceeds of the Clear Shield Sale in permitted Cash Equivalents until the Transfer Redemption Date. The Company estimates that on the Transfer Redemption Date the Noteholders will be entitled to receive approximately $112,000,000 (of which approximately $105,000,000 will be applied to the retirement of the principal amount of the outstanding Notes to be redeemed with the remaining amount applied to satisfy the Yield Maintenance Amount thereon).

     The consummation of the Clear Shield Sale and the proposed Use of Proceeds of the Clear Shield Sale would violate (a) Sections 4.06, 4.09 and 4.13 of the Indenture (the "Specified Indenture Restrictions"), unless the Holders of a majority in aggregate principal amount of the Notes, by notice to the Trustee, waive the Company's compliance with the Specified Indenture Restrictions (excluding 4.06(e)(3) or any other provision of Section 4.06, 4.09 or 4.13 that would require unanimous written consent) with respect to the Clear Shield Sale (the "Majority Noteholders") and (b) Sections 8.6, 8.9 and 8.13 of the Credit Agreement (the "Specified Credit Agreement Restrictions"), unless waived in writing by each of the sole existing LC Lender and the sole existing Revolving Lender and the Clear Shield Sale would violate (a) Section 7 of the Company Pledge Agreement, dated as of June 20, 1995, by and between the Company and the Collateral Agent, unless waived in writing by the Collateral Agent (the "Specified Pledge Restriction") and (b)
Section 5(j) of the Company Security Agreement, dated as of June 20, 1995, by and between the Company and the Collateral Agent, unless waived in writing by the Collateral Agent (the "Specified Sale Restriction"). Moreover, pursuant to the terms of Section 6 of the Intercreditor Agreement, the Trustee is prohibited from waiving the Specified Indenture Restrictions without the prior written consent of the Requisite Working Capital Lenders, each of the LC Lender and the Revolving Lender are prohibited from waiving the Specified Credit Agreement Restrictions without the prior written consent of each of the Requisite First Priority Noteholders and the Revolving Lender, and pursuant to Section 2(e) of the Intercreditor Agreement, the Collateral Agent is prohibited from waiving the Specified Pledge Restriction and the Specified Sale Restriction without the prior written consent of the Requisite First Priority Noteholders and the Requisite Working Capital Lenders.

     It is a condition precedent to the consummation of the Clear Shield Sale that the capital stock and assets of Clear Shield be conveyed to the purchaser under the Sale Agreement free and clear of all claims, liens and security interests of the Secured Parties under the Financing Agreements and the Collateral Documents. The outstanding capital stock and assets of Clear Shield are currently subject to liens and security interests in favor of the Collateral Agent pursuant to the Collateral Documents, and the Secured Indebtedness of the Company under the Financing Agreements is guaranteed by Clear Shield pursuant to the Guaranty Agreement.

                 SUMMARY OF AMENDMENTS AND WAIVERS

     The Company is considering a reorganization at Viskase Corporation, a wholly-owned subsidiary of the Company, in which case the Company will take a restructuring charge of approximately $25,000,000 for costs and expenses relating thereto (the "Restructuring Charge"), and therefore hereby seeks consent to amendments (collectively, the "Amendments") to the terms of the Notes issued pursuant to the Indenture. The Amendments would be effective for all purposes as of March 27,1998. A copy of the proposed Third Supplemental Indenture is attached hereto as Attachment
B. The Company also seeks consent to amendments that are substantially identical to the Amendments with respect to the Credit Agreement (collectively, the "Additional Amendments").

     The Amendments would modify the negative covenant in Section 4.01(b) of the Indenture to provide that the Fixed Charge Coverage Ratio (as defined in the Indenture) may not be less than 1.35:1 for the period from March 27, 1998 through June 30, 1999 (rather than 1.50:1 as currently provided in the Indenture), and 1.55:1 for the period from July 1, 1999 and thereafter. In addition, for purposes of determining Consolidated Cash Flow (as defined in the Indenture) for the calculation of the Fixed Charge Coverage Ratio (as defined in the Indenture) only and notwithstanding any tax effect of such Restructuring Charge, the Restructuring Charge will be added back to the calculation of Consolidated Net Worth and Consolidated Net Income (as those terms are defined in the Indenture) to the extent previously deducted therefrom.

     In addition, the Amendments would modify Section 4.03(a) of the Indenture to provide that at no time may (i) Consolidated Senior Debt (as defined in the Indenture) be greater than 58.5% of Consolidated Total Capitalization (as defined in the Indenture) (rather than 52.5% as currently provided in the Indenture) or (ii) Consolidated Debt (as defined in the Indenture) be greater than 92.5% of Consolidated Total Capitalization (rather than 88% as currently provided in the Indenture).

     The Company is also requesting that (i) Holders waive any prior default by the Company of Section 4.01(a), 4.01(b), or 4.03(a) of the Indenture (the "Specified Indenture Financial Covenants"), if any, and
(ii) the Revolving Lender and the LC Lender each waives any prior default by the Company of Sections 8.1(a), 8.1(b) and 8.3 of the Credit Agreement (the "Specified Credit Financial Covenants"), if any.

     Pursuant to the terms of Section 6 of the Intercreditor Agreement, the Trustee is prohibited from amending the Indenture or waiving the Specified Indenture Financial Covenants without the prior written consent of the Requisite Working Capital Lenders and each of the LC Lender and the Revolving Lender are prohibited from amending the Credit Agreement or waiving the Specified Credit Financial Covenants without the prior written consent of each of the Requisite First Priority Noteholders and the Revolving Lender.

     The timing of receipt of the consents from the requisite holders will ultimately affect the Yield Maintenance Amount on the redeemed portion of the Notes. The Yield Maintenance Amount, assuming a constant treasury rate, decreases approximately $0.15 per day for each $1,000 in principal amount of outstanding Notes redeemed. Therefore, any delay in the return of the requisite Consents reduces the overall yield on the Notes (assuming that funds that are repaid are invested at a similar rate of return). Please do not delay in returning your consent.



              CONSENTS, WAIVERS AND AUTHORIZATIONS

     The Company hereby requests and, subject to the terms and conditions of this Consent, the parties signatory hereto respectively agree (as applicable), that:

     1. the Holders hereby (i) waive the Specified Indenture
Restrictions with respect to the Clear Shield Sale, (ii) waive the Specified Indenture Financial Covenants and (iii) consent to the
Amendments;

     2. the LC Lender and the Revolving Lender each hereby (i) waives the Specified Credit Agreement Restrictions with respect to the Clear Shield Sale, (ii) waives the Specified Credit Financial Covenants and
(iii) consents to the Additional Amendments;

     3. the Collateral Agent hereby waives each of the Specified Pledge Restriction and the Specified Sale Restriction with respect to the Clear Shield Sale;

     4. the Requisite Working Capital Lenders hereby consent to the Trustee's and/or the Holders' (i) waiver of the Specified Indenture Restrictions with respect to the Clear Shield Sale, (ii) waiver of the Specified Indenture Financial Covenants and (iii) consent to the Amendments;

     5. the Requisite First Priority Noteholders and the Revolving Lender each hereby consent to each of the LC Lender's and the Revolving Lender's (i) waiver of the Specified Credit Agreement Restrictions with respect to the Clear Shield Sale, (ii) waiver of the Specified Credit Financial Covenants and (iii) consents to the Additional Amendments;

     6. the Requisite First Priority Noteholders and the Requisite Working Capital Lenders each hereby consent to the Collateral Agent's waiver of the Specified Pledge Restriction and the Specified Sale
Restriction;

     7. the Requisite First Priority Noteholders and the Requisite Working Capital Lenders each hereby authorize and direct the Collateral Agent, and the Collateral Agent simultaneously with the consummation of the Clear Shield Sale, hereby (a) releases its security interests in and liens securing the Secured Indebtedness on all Collateral consisting of property or capital stock of Clear Shield, (b) releases Clear Shield from all obligations under the Guaranty Agreement and all other Collateral Documents to which it is a party, (c) agrees to deliver to the Company all original stock certificates evidencing any of the outstanding capital stock of Clear Shield and all stock powers relating thereto, (d) agrees to execute and deliver to the Company such documents and agreements as may be reasonably requested by the Company to fully effectuate or evidence (of record or otherwise) such releases, including, without limitation, UCC termination statements, mortgage releases, intellectual property release and reconveyances, and termination letters with respect to blocked account agreements, (e) waives the Specified Pledge Restriction and (f) agrees to execute and deliver this letter.

     The foregoing consents, waivers, authorizations and agreements are expressly subject to the condition precedent that counterparts of this Consent be executed and delivered in accordance with the procedures described in this Consent by the Company, the Collateral Agent, the Majority Noteholders, the LC Lender, the LC Agent, the Revolving Lender, the Requisite First Priority Noteholders, and the Requisite Working Capital Lenders and, unless and until such parties have so executed and delivered this Consent, this Consent shall have no force or effect.

               COMPANY'S REPRESENTATIONS AND WARRANTIES

     The Company hereby represents, warrants and covenants to and with the Collateral Agent and each of the Secured Parties that, as of March 26, 1998 (the most recent date on which detailed financial information was available) and as of the date of consummation of the Clear Shield Sale, in each case with the same effect as if made as of such date, no Event of Default has occurred and is continuing, or will result from, the consummation of the Clear Shield Sale. Detailed financial information for the quarter ended June 26, 1998 is not yet available.

Additional Representations and Warranties

     The undersigned further acknowledges that:

     (i) except as expressly set forth above, (x) the execution and delivery of this letter by the Collateral Agent and such other Secured Parties shall in no way affect any of the respective rights, powers or remedies of any of such Persons with respect to any Event of Default nor constitute a waiver of any term or provision of any of the Financing Agreements or Collateral Documents, and (y) all of the respective terms and provisions of the Financing Agreements, the Collateral Documents and all other documents, instruments, amendments and agreements executed or delivered by the undersigned and any of the other Loan Parties pursuant thereto or in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects; and

     (ii) the execution and delivery of this letter by the Collateral Agent and such other Secured Parties shall in no way obligate the Collateral Agent or any of such other Secured Parties, at any time hereafter, to consent to any other modification of any term or provision of any of the Financing Agreements or Collateral Documents, whether of a similar or different nature.

                      CONSENT PROCEDURE

     Only Holders of record (or their respective legal representatives) as of June 24, 1998 (the "Record Date") may execute counterparts to this Consent, and such Consent will be binding on all subsequent transferees of the Notes. Any beneficial owner of Notes who is not a Holder or record of such Notes must arrange with the person who, on the Record Date, was the Holder of record of such Holder's assignee or nominee to execute and deliver counterparts to this Consent on its behalf. For purposes of this Solicitation, the term "Holder" shall be deemed to include the participants ("DTC Participants") through which a beneficial owner's Notes are held on the Record Date in The Depository Trust Company ("DTC"). DTC has authorized DTC Participants to execute counterparts to this Consent as if they were Holders.

     The timing of receipt of the consents from the requisite holders will ultimately affect the Yield Maintenance Amount on the redeemed portion of the Notes. The Yield Maintenance Amount, assuming a constant treasury rate, decreases approximately $0.15 per day for each thousand dollars in principal amount of outstanding Notes redeemed. Therefore, any delay in the return of the requisite Consents reduces the overall yield on the Notes (assuming that funds that are repaid are invested at a similar rate of return). Please do not delay in returning your consent.

     Each Holder that agrees with the terms and conditions of this Consent should complete the appropriate information on Attachment A to this Consent and return it, as soon as possible but no later than the expiration of the Solicitation, by facsimile to Envirodyne Industries, Inc., 701 Harger Road, Suite 190, Oak Brook, Illinois 60523, Attention:
Gordon S. Donovan, Tel. No. (630) 575-2400, Facsimile No. (630) 575-2401. Each of the Collateral Agent, the LC Agent, the LC Lender and the Revolving Lender that agrees with the terms and conditions of this Consent should execute and deliver an executed counterpart to this Consent to the Company at its address indicated immediately above prior to the expiration of the Solicitation. Once a consent is delivered to the Company, it may not be revoked.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) the Annual Report on Form 10-K for the year ended December 25, 1997, as amended pursuant to an amendment thereto filed on April 27, 1998; and

     (b)  the Quarterly Report on Form 10-Q for the quarter ended
          March 26, 1998; and

     (c)  the Company's Report on Form 8-K dated June 16, 1998; and

     (d)  the Company's Report of Form 8-K dated June 25, 1998.

     All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Consent and prior to the termination thereof shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent.

     The Company will provide without charge to each Holder, including any beneficial holder, to whom this Consent is delivered, upon the written or oral request of any such person, a copy of any or all of the documents relating to the Company that are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Envirodyne Industries, Inc., 701 Harger Road, Suite 190, Oak Brook, Illinois 60523 (Tel. No. (630) 575-2400),
Attention: Gordon S. Donovan.

                          AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding companies (including the Company) that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. The Company's Common Stock is traded in the over-the-counter market on the Nasdaq SmallCap Market, and reports, proxy statements and other information concerning the Company may also be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington D.C. 20006.

                      QUESTIONS AND REQUESTS

     Questions and requests for additional information or additional copies of this Consent may be directed to Envirodyne Industries, Inc., 701 Harger Road, Suite 190, Oak Brook, Illinois 60523, Attention: Gordon
S. Donovan, Tel. No. (630) 575-2400, Facsimile No. (630) 575-2401.

                                       Very truly yours,


                                       ENVIRODYNE INDUSTRIES, INC.




NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY PRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS CONSENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS SOLICITATION IS NOT BEING MADE TO, AND NO COUNTERPARTS TO THIS CONSENT ARE BEING SOLICITED FROM, HOLDERS OF NOTES OR OTHER CREDITORS OF THE COMPANY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH SOLICITATION OR DELIVER SUCH COUNTERPARTS. THE DELIVERY OF COUNTERPARTS TO THIS CONSENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                    ENVIRODYNE INDUSTRIES, INC.
                    701 HARGER ROAD, SUITE 190
                    OAK BROOK, ILLINOIS 60523


                     Letter Agreement dated
                       as of July 2, 1998
                          Re: Consent


                         ATTACHMENT A


     The undersigned hereby agrees with the terms and conditions of the foregoing Letter of Consent dated July 2, 1998. THE UNDERSIGNED
UNDERSTANDS THAT ONCE A CONSENT IS DELIVERED TO THE COMPANY, IT MAY NOT BE REVOKED.


Holder:___________________________________________________________
                    (Please Type or Print)

By:_______________________________________________________________
                         (Sign Here)

Name:_____________________________________________________________
                   (Please Type or Print)

Title:____________________________________________________________

Address:_________________________________________________________
            (Street)                              (Suite)

________________________________________________________________
(City)                     (State)               (Zip)

Telephone
No.:____________________________________________________________

Aggregate Principal Amounts* of
Note(s):__________________________________________

* Unless otherwise indicated, the Holder will be deemed to have consented in respect of the entire principal amount of Notes held by such Holder.

                      ENVIRODYNE INDUSTRIES, INC.
                      701 HARGER ROAD, SUITE 190
                      OAK BROOK, ILLINOIS 60523


                       Letter Agreement dated
                         as of July 2, 1998
                            Re: Consent



                       Signature Counterpart
                       ---------------------

BT COMMERCIAL CORPORATION, in its respective capacities as Collateral Agent and LC Agent, and in its individual capacity as the sole LC Lender and as the sole
Revolving Lender


By:     ___________________________
Name:   ___________________
Title:  ____________________

                             ATTACHMENT B

                    THIRD SUPPLEMENTAL INDENTURE


     THIS THIRD SUPPLEMENTAL INDENTURE, dated as of __________, 1998 (this "Supplemental Indenture"), between ENVIRODYNE INDUSTRIES INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, N.A. (formerly Fleet National Bank Connecticut and previously Shawmut Bank Connecticut, National Association), as trustee (the "Trustee"), under the Indenture, dated as of June 20, 1995 and amended by the First Supplemental Indenture, dated as of October 13, 1995, and the Second Supplemental Indenture, dated as of September 2, 1997, between the Company and the Trustee (the "Indenture").

     WHEREAS, the Company has issued, the Trustee has authenticated and there have been delivered pursuant to the Indenture $160,000,000 aggregate principal amount of the Company's First Priority Senior
Secured Notes due 2000, all of which are currently outstanding;

     WHEREAS, the Company desires, by this Supplemental Indenture, to amend the negative covenants contained in Section 4.01(b) and Section 4.03(a) of the Indenture (collectively, the "Amendment");

     WHEREAS, Section 8.02 of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture, with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding Securities (as defined therein), for the purpose of changing any provisions of the Indenture except as otherwise set forth therein;

     WHEREAS, pursuant to Section 5.05 of the Indenture, the holders of not less than a majority in aggregate principal of the then outstanding Securities, as of 5:00 p.m., New York time, on June 24, 1998, the record date for such purposes, have waived any prior default by the Company of
Section 4.01(a), 4.01(b) or 4.03(a) of the Indenture, if any;

     WHEREAS, the holders of not less than a majority in principal amount of the Securities outstanding, as of 5:00 p.m., New York City time, on June 24, 1998, the record date for such purpose, have consented to the Amendment; and

     WHEREAS, the Company is legally empowered and has been duly authorized by the necessary corporate action to make, execute and deliver this Supplemental Indenture, and all acts and things whatsoever necessary to make this Supplemental Indenture, when executed and delivered by the Company and the Trustee, a valid, binding and legal instrument have been taken.

     NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the
Securities:

                              ARTICLE 1

                             DEFINITIONS

     All terms used in this Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                              ARTICLE 2

                      AMENDMENT OF INDENTURE

     2.1 Section 4.01(b) of the Indenture is amended by deleting such section in its entirety and substituting in lieu thereof the following:

            (b)  Fixed Charge Coverage Ratio.  The Company covenants
                 ---------------------------
     that it will not cause or permit the ratio of (i) Consolidated Cash Flow for the twelve month period ending at the end of any fiscal quarter of the Company to (ii) Consolidated Fixed Charges for each such twelve month period to be less than the ratio set forth below for the period set forth below in which such fiscal quarter ends:

           Ratio          Period
           -----          ------

          1.45:1          Effective Date through December 26, 1996

          1.50:1          December 27, 1996 through March 26, 1998

          1.35:1          March 27, 1998 through June 30, 1999

          1.55:1          July 1, 1999 and thereafter

    provided, however for purposes of determining Consolidated Cash Flow for the calculation of the Fixed Charge Coverage Ratio only and notwithstanding any tax effect of such restructuring charges, restructuring charges in amounts not to exceed $25,000,000 shall be added back to the calculation of the Consolidated Net Worth and Consolidated Net Income to the extent previously deducted therefrom.


     2.2 Section 4.03 (a) of the Indenture is hereby amended by deleting the last clause of such section beginning with "provided, however" and substituting in lieu thereof the following:

    provided, however, that at no time shall (1) Consolidated Senior
    --------  -------
    Debt be more than 58.5% of Consolidated Total Capitalization, or
    (2) Consolidated Debt be more than 92.5% of Consolidated Total
    Capitalization.


                             ARTICLE 3
                           MISCELLANEOUS

     3.1 This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

     3.2 The internal laws of the State of New York shall govern this Supplemental Indenture without regard to principles of conflicts of law.

     3.3 All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     3.4 The provisions of Section 4.01(b) and Section 4.03(a), as amended by Article 2 of this Supplemental Indenture, shall be deemed effective for all purposes as of March 27, 1998; provided, however, that this Supplemental Indenture shall not become effective as of such date until the Company has entered into amendments that are substantially identical to the Amendment contained herein with respect to the Amended and Restated Credit Agreement, dated as of June 1, 1998, between the Company, the lenders identified therein and BT Commercial Corporation, as Agent. The Company shall provide to the Trustee written notice that it has entered into such amendments and that this Supplemental Indenture has become effective.

     3.5 The recitals to this Supplemental Indenture shall not be construed as representations of the Trustee and the Trustee makes no representation as to the accuracy of such recitals.

     3.6 The Trustee enters into this Supplemental Indenture in its capacity as Trustee under the Indenture and in reliance on an Opinion of Counsel and Officers' Certificate.


IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                 ENVIRODYNE INDUSTRIES, INC.


                                 By:  _________________________________
                                      Gordon S. Donovan
                                      Vice President, Chief Financial
                                      Officer and Treasurer



Attest:  __________________________
         Stephen M. Schuster
         Vice President and Secretary


                                      STATE STREET BANK AND TRUST
                                      COMPANY OF CONNECTICUT, N.A.



                                      By:   ________________________

                                      Name: ________________________

                                      Title: _______________________


Attest:   ______________________
By:       ______________________
Name:     ______________________
Title:    ______________________